Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 of the Quarterly Report on Form 10-Q/A of Flow International Corporation, a Washington corporation (the “Company”), for the quarter ending July 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen R. Light, Chief Executive Officer of the Company, and Douglas P. Fletcher, the Principal Financial Officer of the Company certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ STEPHEN R. LIGHT
Stephen R. Light Principal Executive Officer March 29, 2007

/S/ DOUGLAS P. FLETCHER
Douglas P. Fletcher Principal Financial Officer March 29, 2007